EXHIBIT (99.2)

ITEM 7 INFORMATION
This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GS Advisors VI, L.L.C. (“GS Advisors”), GSCP VI Advisors, L.L.C. (“GSCP VI Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisors”), Goldman, Sachs Management GP GMBH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital VI”), GS Capital Partners VI Offshore Fund, L.P. (“GS Capital VI Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany VI”), GS Capital Partners VI Parallel, L.P. (“GS Capital VI Parallel”), GSCP VI Parallel ProSight, L.L.C. (“GS Capital VI Parallel ProSight” and together with GS Capital VI, GS Capital VI Offshore, GS Germany VI and GS Capital VI Parallel, the “Funds”), ProSight Equity Management Inc. (“ProSight Equity”), ProSight Investment LLC (“ProSight Investment”) and ProSight Parallel Investment LLC (“ProSight Parallel Investment” and collectively, the “Reporting Persons”). ProSight Investment and ProSight Parallel Investment are shareholders of ProSight Global Holdings Ltd. ProSight Equity is the manager of ProSight Investment and ProSight Parallel Investment. The Funds own ProSight Investment and ProSight Parallel Investment.
Goldman Sachs is a subsidiary of GS Group.